For the six-month period ended (a) 6/30/98
File number (c) 811-7215

                         SUB-ITEM 77 0
                            EXHIBITS

          Transactions Effected Pursuant to Rule 10f-3

1.   Name of Issuer
       Petro Geo Services Bond

2.   Date of Purchase
       3/30/98

3.   Number of Securities Purchased
       25,000

4.   Dollar Amount of Purchase
       $2,492,750

5.   Price Per Unit
       $99.71

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       Merrill Lynch

7.   Other Members of the Underwriting Syndicate
       Merrill Lynch & Co.
       BancAmerica Robertson Stephens
       Chase Securities Inc.
       Donaldson, Lufkin & Jenrette
       Prudential Securities Corporation
       Salomon Smith Barney

For the six-month period ended (a) 6/30/98
File number (c) 811-7215

                         SUB-ITEM 77 0
                            EXHIBITS

          Transactions Effected Pursuant to Rule 10f-3

1.   Name of Issuer
       Petroleum Geo-Sve Nt

2.   Date of Purchase
       3/30/98

3.   Number of Securities Purchased
       31,000

4.   Dollar Amount of Purchase
       $3,087,011

5.   Price Per Unit
       $99.581

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       Merrill Lynch

7.   Other Members of the Underwriting Syndicate
       Merrill Lynch & Co.
       BancAmerica Robertson Stephens
       Chase Securities Inc.
       Donaldson, Lufkin & Jenrette
       Prudential Securities Corporation
       Salomon Smith Barney